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                                  EXHIBIT 2.4

                             Subscription Agreement




                                 Page 33 of 36

                       Exhibit Index is located at page 4.
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                       SPECIMEN ONLY - NOT FOR PURCHASES

                     EXCELSIOR PRIVATE EQUITY FUND II, INC.
                             SUBSCRIPTION AGREEMENT


Excelsior Private Equity
  Fund II, Inc.
114 West 47th Street
New York, New York 10036


Ladies and Gentlemen:

        The undersigned, by signing this Subscription Agreement, and subject to the terms and conditions hereof and the provisions of the Prospectus of Excelsior Private Equity Fund II, Inc. (the "Company") (the "Prospectus"), hereby subscribes for shares of common stock (the "Shares") of the Company in the aggregate investment amount set forth on the reverse side hereof (the undersigned's "Investment Amount"), and herewith encloses payment in an amount equal to such Investment Amount. The undersigned understands that such funds will be held by United States Trust Company of New York as Escrow Agent, and will be returned promptly, together with any interest earned thereon, to the undersigned, in the event that at least 100,000 Shares are not subscribed for and the payments therefor are not made by July 31, 1997 or such other subsequent date not later than December 31, 1997 as the Managing Investment Adviser and the Company may determine.

        1. Acceptance of Subscription. It is understood and agreed that the Company shall have the right, in its sole discretion, to accept or reject this subscription, in whole or in part. Subscriptions need not be accepted in the order received, and Shares may be allocated in the event of oversubscription.

        2. Right to Refund. The undersigned shall have the right to receive a refund of their investment for a period of five business days from the date payment for the investment is submitted by the undersigned. Such request may be made in any fashion but, if made other than in an originally signed and written communication, must be confirmed with such a communication within 15 business days after the date payment is submitted.

        3. Representation and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company and UST Financial Services Corp., and each officer, director, controlling person, and agent of the Company and UST Financial Services Corp., that:

                (a) the undersigned meets the investor suitability standards set forth in the Prospectus under "Investor Suitability Standards;"

                (b) if an investment in the Company is being made by a corporation, partnership, trust, or estate, he/she has all right and authority, in his/her capacity as an officer, general partner, trustee, executor, or other representative of such corporation, partnership, trust, or estate, as the case may be, to make such decision to invest in the Shares and to execute and deliver this Subscription Agreement on behalf of such corporation, partnership, trust, or estate, as the case may be, and this Subscription Agreement is a valid and binding agreement of such corporation, partnership, trust, or estate, enforceable in accordance with its terms;

                (c) the undersigned has reached the age of majority in higher state of residence;

                (d) the undersigned hereby acknowledges that the undersigned has received and carefully reviewed the Prospectus, as amended and/or supplemented; and





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                (d)     if the undersigned is subject to the Employee Retirement
                        Income Security Act of 1974, as amended ("ERISA"), in making this investment he/she is aware of and has taken into consideration the prudence, diversification, and other fiduciary requirements of ERISA and has concluded that this investment is in compliance with such requirements.

        4. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and UST Financial Services Corp., each officer, director, controlling person, and agent of the Company and UST Financial Services Corp., from and against any and all loss, claim, damage, liability, or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of the falsity or inaccuracy of any representation, warranty or any other information provided herein, together with all reasonable costs and expenses (including attorneys' fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters so indemnified against.

        5. Survival. All representations and warranties contained in this Subscription Agreement and the indemnification provisions contained in Section 4 hereof shall survive (i) the acceptance of the subscription, (ii) changes in the transactions, documents, and instruments described in the Prospectus that are not material, and (iii) the death or disability of the undersigned.

        6. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Under penalties of perjury, the undersigned certifies that the information provided on the reverse of this form is true, correct and complete.
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                     EXCELSIOR PRIVATE EQUITY FUND II, INC.
                             SUBSCRIPTION AGREEMENT

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
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INVESTMENT AMOUNT:                                              Purchase Price of $1.000 per Share: minimum subscription
                    $              Shares                       is $25,000 (25 Shares)
                   -----------------------

Make check payable to U.S. Trust of New York, Escrow Agent for EXCELSIOR PRIVATE EQUITY FUND II, INC., 114 West 47th Street, N.Y.
NY 10036. Checks should be delivered to the Selling Agent together with this Subscription Agreement.

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INDIVIDUAL ACCOUNTS: Complete sections 1, 4, 5 and sign below.  CUSTODIAL ACCOUNTS: Complete sections 2, 3, 4, 5 and sign below.

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MANNER IN WHICH TITLE IS TO BE HELD (CHECK ONE)
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(1) INDIVIDUAL ACCOUNTS                                         (2) CUSTODIAL ACCOUNTS
[ ] A.  Individual Owner      [ ] E.  Tenants in common (all    [ ] I.  IRA                         [ ] L.  Trust (date est.____)
[ ] B.  Joint tenants with            parties must sign)        [ ] J.  Keogh Plan                  [ ] M.  Pension
        right of              [ ] F.  Tenants by the entirety   [ ] K.  Uniform Gifts to Minors     [ ] N.  Profit Sharing
        survivorship                  (both parties must sign)          Act
[ ] C.  Community property    [ ] G.  Corporate owner
        (both parties         [ ] H.  Partnership owner         State of ___________________
        must sign)
[ ] D.  Separate property
                                                                CUSTODIAN(S) OR TRUSTEE(S) MUST SIGN
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(3) TRUSTEE OR          Name of Custodian (Trustee)                                                 Account #
    CUSTODIAN
                        ------------------------------------------------------------------------------------------------------------
                        Street or P.O. Box

                        ------------------------------------------------------------------------------------------------------------
                        City                                    State                   Zip         Phone
                                                                                                    (    )
                        ------------------------------------------------------------------------------------------------------------
                        Trustee or Custodian Tax ID Number

                        ------------------------------------------------------------------------------------------------------------

(4) INVESTOR(S)         Investor Name                           Co-Investor Name

                        ------------------------------------------------------------------------------------------------------------
                        Street or P.O. Box

                        ------------------------------------------------------------------------------------------------------------
                        City                                    State                   Zip         Phone
                                                                                                    (    )
                        ------------------------------------------------------------------------------------------------------------
                        Legal State of Residency (if different from above)             U.S. Citizen
                                                                                       [ ] Yes       [ ] No
                        ------------------------------------------------------------------------------------------------------------
                        Social Security or Tax ID Number for IRS Reporting

                        ------------------------------------------------------------------------------------------------------------

(5) DISTRIBUTION        Name of Custodian (Trustee)                                                 Account #
     ADDRESS IF
   DIFFERENT FROM       ------------------------------------------------------------------------------------------------------------
   ADDRESS ABOVE        Street or P.O. Box
(Distributions for
Custodial Accounts      ------------------------------------------------------------------------------------------------------------
Will be Sent to The     City                                    State                   Zip         Phone
    Custodian)                                                                                      (    )
                        ------------------------------------------------------------------------------------------------------------
                        Trustee or Custodian Tax ID Number

                        ------------------------------------------------------------------------------------------------------------

I certify, under penalties of perjury, that (1) the tax identification number shown on this application is correct and (2) I am NOT currently under IRS notification that part of my dividend and interest income is to be withheld as a result of my failure to report all dividend and interest income on my income tax return - i.e. backup withholding.

(Strike the word "NOT" above if you received IRS notification.)

SIGNATURE(S): Please read the reverse before signing; names must be signed exactly as registered above; each investor is required to sign his/her/us own Subscription Agreement unless signed by a trustee or custodian.

Investor's Signature                                                                    Date
                     ---------------------------------------------------------------------------------------------------------------
Co-Investor's Signature                                                                 Date
                        ------------------------------------------------------------------------------------------------------------
Trustee or Custodian's Signature                                                        Date
                                 ---------------------------------------------------------------------------------------------------

THE SELLING AGENT MUST SIGN BELOW TO COMPLETE THE ORDER

I had reasonable grounds to believe, on the basis of information obtained from the subscriber concerning his/her age, investment objectives, other investments, financial situations and needs, and any other information known by me, including said subscriber's recognizable capacity to understand the important aspects and risks of the investment, that (i) the subscriber is or will be in a financial position appropriate to enable him/her to realize to a significant extent the benefits described in the Prospectus;
(ii) the subscriber has a fair market net worth sufficient to sustain the risks inherent in and investment in the Company, including loss of investment and lack of liquidity; and (iii) the Company is otherwise suitable for the subscriber. I further certify that I have informed the subscriber of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the Company. I also warrant that I am exempt from licensing or duly licensed, as appropriate, and may lawfully sell the
Shares in the state designated as the subscriber's residence.

Name                                                    Address
                     ---------------------------------------------------------------------------------------------------------------
City                                                    State                                   Zip             Phone
                     ---------------------------------------------------------------------------------------------------------------
[Licensed Firm Name]                                   (Firm's Headquarters Mailing Address)
                     ---------------------------------------------------------------------------------------------------------------
[City]                                                  State                                   Zip             Phone
                     ---------------------------------------------------------------------------------------------------------------
Signature
                     ---------------------------------------------------------------------------------------------------------------
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